UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 14, 2019
Date of Report (Date of earliest event reported)

S&T BANCORP, INC
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508	25-1434426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA		15701
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (800) 325-2265

(Former name or former address, if changed since last report)
(Not applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	STBA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. - Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers.
(d) On July 14, 2019, the Board of Directors (the "Board") of S&T Bancorp, Inc. (the "Company") appointed Lewis W. Adkins Jr. as a director to the Board. Mr. Adkins is a Shareholder and Practice Group Manager of Public Law, Regulatory and Finance for Roetzel & Andress LPA, as well as the President of their wholly-owned consulting subsidiary, Roetzel Consulting Solutions. He is expected to serve on the Credit Risk and Nominating and Corporate Governance Committees and will be eligible to receive compensation for his Board service according to the recommendations of the Nominating and Corporate Governance Committee of the Board and the determination of the Board with respect to compensation for all non-employee directors.
There were no arrangements or understandings between the Company and Mr. Adkins (or any other person known to the Company) pursuant to which Mr. Adkins was appointed. There are no other transactions to which the Company are a party in which Mr. Adkins or his related interests that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulations S-K. For further information, reference the July 15, 2019 press release, issued by the Company regarding Mr. Adkins' appointment, a copy of which is attached as exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.
99.1 Press Release

SIGNATURES
Pursuant to the requirements of the Securities nd Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
S&T Bancorp, Inc.

/s/ Mark Kochvar
July 15, 2019	Mark Kochvar Senior Executive Vice President, Chief Financial Officer